                                                                   EXHIBIT T3B-4

                                    BY- LAWS

                                       OF

             TEXAS OLEFINS DOMESTIC INTERNATIONAL SALES CORPORATION

                               ARTICLE I. OFFICES

1.1      REGISTERED OFFICE AND AGENT

The registered office of the corporation shall be maintained at Three Riverway, Suite 1500, Houston, Texas 77056. The registered office or the registered agent, or both, may be changed by resolution of the board of directors, upon filing the statement required by law.

1.2      PRINCIPAL OFFICE

The principal office of the Corporation shall be located at Three Riverway, Suite 1500, Houston, Texas 77056.

1.3      OTHER OFFICES

The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

2.1      ANNUAL MEETING

The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2      FAILURE TO HOLD ANNUAL MEETING

Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any thirteen (13) month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

2.3      SPECIAL MEETINGS

Special meetings of the shareholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than ten (10%) percent of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4      NOTICE AND WAIVERS OF NOTICE

(a) Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

(b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

2.5      RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten (10) but not more than fifty (50) days prior to such meeting. If the Board of Directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

2.6      VOTING LIST

(a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

(b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these By-laws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.7      QUORUM OF SHAREHOLDERS

The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.8      WITHDRAWAL OF QUORUM

If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or by the Articles of Incorporation or these By-laws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, despite the withdrawal of shareholders after the commencement of the meeting which withdrawal leaves less than a quorum remaining at the meeting.

2.9      PROXIES

No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.10     VOTING OF SHARES

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

2.11     ACTION WITHOUT MEETING OR BY USE OF CONFERENCE TELEPHONE

Any action permitted or required by law, these By-laws or by the Articles of Incorporation of the Corporation, to be taken at a meeting of the shareholders, the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders or members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Subject to the requirement for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE III. DIRECTORS

3.1      POWERS

The business and affairs of the Corporation and all corporate powers shall be managed by the Board of

Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these By-laws as to action which requires authorization or approval by the shareholders.

3.2      NUMBER; QUALIFICATIONS

The number of the directors of the Corporation shall be not less than two nor more than five, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than two (2), unless all of the outstanding shares are owned beneficially and of record by less than two (2) shareholders, in which event the number of Directors shall not be less than the number of shareholders. None of the Directors need be residents of the State of Texas or shareholders of the Corporation.

3.3      ELECTION

The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

3.4      VOTING

Every shareholder entitled to vote shall have the right to vote the number of voting shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote; or unless cumulative voting is prohibited by the Articles of Incorporation to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes if herein authorized shall give written notice of his intention to the Secretary of the Corporation on or before the date preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein.

3.5      REMOVAL OF DIRECTORS

(a) At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

(b) Unless cumulative voting is prohibited by the Articles of Incorporation, if less than the entire Board is removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

3.6      VACANCIES

Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.7      INCREASE OR DECREASE IN NUMBER

The number of Directors may be increased or decreased from time to time by amendment to these By-laws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship, to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of shareholders.

                 ARTICLE IV. MEETINGS OF THE BOARD OF DIRECTORS

4.1      PLACE

Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

4.2      ANNUAL MEETING

Within thirty (30) days after each annual meeting of shareholders the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

4.3      REGULAR MEETINGS

Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these By-laws and at such time and at such place as shall from time to time be determined by the Board.

4.4      SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or by a majority of the Directors for the time being in office and shall be called by the Secretary on the written request to two (2) Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least ten (10) days before the date of the meeting.

4.5      NOTICE AND WAIVER OF NOTICE

Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.6      QUORUM OF DIRECTORS

At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.7      ACTION WITHOUT MEETINGS

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting or by means of conference telephone if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

4.8      COMMITTEES

The Board of Directors may from time to time designate members of the Board to constitute committees, including an Executive Committee, which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

4.9      ORDER OF BUSINESS

At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine. At meetings of the Board of Directors, the Chairman of the Board, if any, shall preside. In the absence of the Chairman of the Board the President shall preside, and in the absence of the President, a chairman shall be chosen by the Board from among the Directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

4.10     COMPENSATION

Directors, as such, shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                               ARTICLE V. OFFICERS

5.1      ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION

The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors provided for in Article IV, 4.2. The officers shall consist of a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these By-laws. Two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person. None of the officers need be Directors except the President. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5.2      REMOVAL

The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer snail not of itself create contract rights.

5.3      VACANCIES

Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.4      AUTHORITY

Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or as may be determined by the Board of Directors, not inconsistent with these By-laws.

5.5      CHAIRMAN OF THE BOARD

The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.6      PRESIDENT

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board. He or any vice-president shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation, and, when authorized by the Board, he or any vice-president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. He or any vice president shall sign certificates of stock. He shall submit a report of the operations of the corporation for the year to the Directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5.7      VICE PRESIDENT

The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.8      SECRETARY

The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or

President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

5.9      TREASURER

(a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.10     ASSISTANT SECRETARY AND ASSISTANT TREASURER

In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 5.9(c). The Assistant Secretaries and Assistant Treasurers, in general shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

                  ARTICLE VI. CERTIFICATES REPRESENTING SHARES

6.1      CERTIFICATES

The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number of shares. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors. The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

6.2      PAYMENT, ISSUANCE

Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

6.3      LOST, STOLEN OR DESTROYED CERTIFICATES

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4      REGISTRATION OF TRANSFER

Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

6.5      REGISTERED SHAREHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                             ARTICLE VII. DIVIDENDS

7.1      DECLARATION AND PAYMENT

Subject to the Laws of the State of Texas and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation's own shares.

7.2      RESERVES

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                          ARTICLE VIII. INDEMNIFICATION
                      OF OFFICERS, DIRECTORS AND EMPLOYEES

8.1        INDEMNIFICATION

The Corporation shall indemnify any Director or officer or former Director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or officer or former Director or officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or officer or former Director or officer or such person was not guilty of negligence or misconduct in performance of duty.

8.2      INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under these By-laws or the laws of the State of Texas.

8.3      ADVANCED EXPENSES

The Corporation may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

8.4      OTHER PROTECTION AND INDEMNIFICATION

The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or officer or former Director or officer or such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

9.1      FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.2      SEAL

The corporate seal shall be circular in form and shall contain the name of the Corporation, and the word "TEXAS" encircling an image of the Lone Star. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

9.3      MINUTES

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

9.4      RESIGNATIONS

Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or if no time is specified at the time of its receipt by the Chairman of the Board, if any, the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

9.5      AMENDMENT

These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

9.6      NOTICE

Any notice to Directors or shareholders shall be in writing and shall be delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telegram. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.7      CLOSE CORPORATIONS: SHAREHOLDER MANAGEMENT

If the Articles of Incorporation of the Corporation and each certificate representing its issued and outstanding shares states that the business and affairs of the Corporation shall be managed by the Shareholders of the Corporation rather than by a Board of Directors, then, whenever the context so requires the Shareholders of the Corporation shall be deemed the Directors of the Corporation for purposes of applying any provision of these By-Laws.